                                                                    Exhibit 10.5

     Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

--------------------------------------------------------------------------------
                            JOINT OWNERSHIP CONTRACT
--------------------------------------------------------------------------------

BETWEEN THE UNDERSIGNED

         1) BIOSEPRA S.A., Corporation with headquarters at 35 Avenue Jean Jaures 92395 VILLENEUVE LA GARENNE, represented for the purposes of this document by its Chief Executive Officer Jean-Marie Vogel and its Executive Director, Therese Bourdy, hereinafter referred to as "BIOSEPRA."

AND

         2) L'ASSISTANCE PUBLIQUE-HOPITAUX DE PARIS, Public Institution with headquarters at 3 Avenue Victoria 75004 Paris, RP, represented for the purposes of this contract, by delegation of its Executive Director, by Dominique Laurent, Director of Medical Policy, hereinafter referred to as "AP-HP."

IT HAS BEEN STATED AS FOLLOWS:

The Angioma Group of the Therapeutic Neuroradiology and Angiography Service of the Hopital Lariboisiere ("The Angioma Group") has been studying the use of particle embolization agents for several years.

In the context of its experience, the Angioma Group developed the idea of using microspheres initially designed for cell cultures not only to totally block blood flow due to their shape and size, but also to cause the vascular lumen to be occluded by cells that can proliferate on the microspheres, promoting adhesion and immobilization, and resulting in satisfactory vascular occlusion.

BIOSEPRA (formerly IBF, then SEPRACOR), has developed and sold microspheres designed for cell cultures, which were composed of a spherical core coated with a chemotactic agent. One example is MICARCEL G composed of a patented reticulated synthetic polymer - Tricasryl -coated with denatured collagen. These microspheres constitute the basic embolization products covered by this contract.

BIOSEPRA possesses substantial know-how in the area of the design of various types of chemical microspheres, and considerable experience in the modification of these materials in order to imbue them with specific properties.

Due to their complementary experience, the two parties decided to collaborate for the development of microspheres adapted to embolization, and signed an agreement on 7 June 1991 (contract number 90625300). This contract was extended on 7 April 1993 through February 1994.

During the course of their technical collaboration, the parties developed products according to predetermined specifications. As these products are the joint property of the parties, the parties met to define the principles of the applicable joint ownership arrangement, in accordance with the aforementioned collaboration contract of 7 June 1991, and to define the conditions covering the commercial use of these products.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

PRELIMINARY ARTICLE: DEFINITIONS

     1.  -CONTRACT PATENTS are defined as:

         - the application for French patent filed on 29 May 1991 in the names of AP-HP and IBF under number 9106441, and the French patent "Microspheres useful for therapeutic vascular occlusions and injectable solutions containing the same" subsequently issued on 25 June 1995 under number 9106441.

         - all international extensions (patent applications and patents issued) resulting from the above French patent, specifically in the context of the PCT extension procedure undertaken on 20 May 1992 under number PCT/US 92/14625

     2. -CONTRACT PRODUCTS are defined as the MICROSPHERES FOR EMBOLIZATION covered by the CONTRACT PATENTS.

     3. -CONTRACT SPECIALTIES are defined as any compound using the CONTRACT PRODUCTS, and specifically any compound covered by the CONTRACT PATENTS.

     4. -IMPROVEMENT is defined as any improvement or innovation, whether patentable or not, arising from the CONTRACT PATENTS.

     5. -CONTRACT SCOPE is defined as the utilization of the CONTRACT PRODUCTS and the CONTRACT SPECIALTIES.

     6. -SALES EXCLUDING TAXES are defined as the Net SALES, after deduction of all commissions, rebates, balances for returned goods, insurance and transportation expenses, taxes and duties.

     7. -The PARTIES are defined as AP-HP and/or BIOSEPRA, signatories of this contract.

     8. -COMPANIES IN THE BIOSEPRA GROUP are defined as BIOSEPRA, BIOSEPRA Inc. (Parent Company of BIOSEPRA), and in general any subsidiary or affiliate of BIOSEPRA.

Subsidiary or Affiliate of BIOSEPRA is defined as any company, corporation, partnership, joint venture, and/or firm which, either by capital or by leadership, controls BIOSEPRA or is controlled by BIOSEPRA. For the purposes of this paragraph, the term control specifically signifies:

         - in the case of entities formed as corporations, the direct or indirect exercise of financial control of at least thirty-five percent (35%) of the capital or shares entitling holder to vote in the election of the Board of Directors.

         - in the case of entities not formed as corporations, the direct or indirect control of at least thirty-five percent (35%) of the interest in the realizable equity, with the power to direct the management and policies of the entity not formed as a corporation.

                       ARTICLE 1: PURPOSE OF THE CONTRACT

The purpose of this contract is to define the principles of joint ownership between BIOSEPRA and AP-HP for the CONTRACT PATENTS as well as the rights and obligations of each of the PARTIES in the context of the commercial use of the CONTRACT PRODUCTS AND SPECIALTIES.

                   ARTICLE 2: HISTORY OF THE JOINT OWNERSHIP

         2.1. The application for French patent number 9106441 recorded under the title "Microspheres useful for therapeutic vascular occlusions and injectable solutions containing the same" was filed jointly on 29 May 1991 in the names of AP-HP and 103F.

Following an error attributable to SEPRACOR Inc., of which IBF had become a subsidiary in July 1991, the international extension procedure for the CONTRACT PATENTS was initiated in the name of SEPRACOR Inc. only.

Subsequently, SEPRACOR Inc. agreed to remedy this error and to transfer to its French subsidiary BIOSEPRA and to AP-HP all of the rights related to the international extensions of the CONTRACT PATENTS. BIOSEPRA undertook to ensure compliance with this agreement and guaranteed AP-HP against any litigation or loss that arose from or that may arise from said error.

The PARTIES did then and do now mutually acknowledge their status as exclusive joint owners of the CONTRACT PATENTS, each party owning 50% of same, and each party paying 50% of the filing, extension, and maintenance fees in effect in accordance with article 3.2 of this contract.

         2.2. BIOSEPRA agrees to perform all formalities related to the registration of the joint ownership mentioned in the paragraph above, specifically recording the transfers on the various registers of the national and supranational patent offices.

                     ARTICLE 3: MANAGING THE JOINT OWNERSHIP

         3.1. Managing the CONTRACT PATENTS

The PARTIES agree to charge BIOSEPRA with carrying out all actions required by the national and supranational patent offices related to the management of the CONTRACT PATENTS: writing and filing patent applications, follow up on procedures for obtaining patents, payment of the various taxes and fees for the filing, issuance, and maintaining of patents.

These actions shall be carried out in consultation with AP-HP, and BIOSEPRA agrees to keep AP-HP fully informed of the various management actions required and to obtain the consent of AP-HP whenever necessary.

         3.2. Expenses Associated with Rectifying the Joint Ownership of the CONTRACT PATENTS

In order to take into account the provisions of article 2 of this contract, it is hereby agreed that BIOSEPRA will cover the payment of all costs, taxes, fees, and other sums related to the rectification of the joint ownership by the PARTIES.

         3.3. Patent Filing and Maintenance Fees

All sums (specifically costs, taxes, fees, etc.) associated with the filing, extension, and maintenance of the CONTRACT PATENTS shall be shared in equal parts by the PARTIES, with the exception of sums relating to actions by internal counsel or the employees of AP-HP, BIOSEPRA, and COMPANIES IN THE BIOSEPRA GROUP.

It is however agreed that these costs shall be paid directly by BIOSEPRA, and BIOSEPRA will deduct the amount from the royalties payable to AP-HP; in this respect, it is understood that said deduction made annually by BIOSEPRA from the amount of royalties payable to AP-HP for each year of use in question may not exceed 50% (fifty percent) of the total amount of the royalties payables to AP-HP for the year of use in question. (50% (fifty percent) of the total amount of the royalties payables to AP-HP for the year of use in question is hereinafter referred to as THE AMOUNT).

If, during a given year, the amounts to be deducted from the royalties payable to AP-HP should exceed THE AMOUNT, the excess shall be charged to the royalties payable to AP-HP for the following year, though the total amount to be deducted may not exceed 50% of the amounts payable by BIOSEPRA for that following year.

Upon the expiration of this contract, all sums still owed by AP-HP under the terms of article 3.3 shall be paid by AP-HP to BIOSEPRA.

BIOSEPRA shall in each case send AP-HP a copy of the invoices paid and supporting documents for expenses incurred. If these documents do not contain the necessary information, they will be accompanied by a detailed statement of the various expense items.

         3.4. IMPROVEMENTS

                  (a) The PARTIES agree to keep each other mutually informed as promptly as possible of any IMPROVEMENTS developed by them or by licensee companies. The same applies in the case of any IMPROVEMENTS developed by third parties that come to the attention of the PARTIES.

                  (b) The PARTIES agree that the IMPROVEMENTS developed separately or jointly by them shall be their joint property with each party owning 50%.

                  (c) The PARTIES agree to refrain from disclosing such IMPROVEMENTS as long as they have not decided on the most appropriate exclusive protection method for the IMPROVEMENTS in question. Once the decision is made, the PARTIES shall determine by mutual agreement the period during which said IMPROVEMENTS shall be kept confidential.

Barring express waiver of BIOSEPRA or AP-HP, applications for industrial property titles filed in relation to the IMPROVEMENTS and any titles subsequently issued shall be jointly owned in equal shares by AP-HP and BIOSEPRA and shall be subject to the provisions of this joint ownership contract.

The PARTIES agree to meet to negotiate in good faith and in the mutual interest of the joint ownership covered in this contract any question or dispute involving the IMPROVEMENTS. The same applies in the case of acquisition from a third party of the rights necessary for the use of the IMPROVEMENTS developed by said third party.

          ARTICLE 4: PRIMARY USE OF CONTRACT PRODUCTS AND SPECIALTIES

         4.1. BIOSEPRA manufactures the CONTRACT PRODUCTS but is not in a position to manufacture and distribute the CONTRACT SPECIALTIES. Therefore the PARTIES have mutually agreed to entrust the manufacture and distribution of the CONTRACT SPECIALTIES to a third party company.

Thus the PARTIES granted to GUERBET BIOMEDICAL an exclusive, worldwide de facto license for the manufacture and distribution of the CONTRACT SPECIALTIES, based on a draft "manufacturing and sale licensing contract."

         4.2. It is expressly agreed by the PARTIES that the application of articles 5 and 6 below relative to the direct or indirect use of the CONTRACT PRODUCTS and SPECIALTIES by BIOSEPRA shall be strictly subject to the signature by AP-HP, BIOSEPRA, and GUERBET BIOMEDICAL of a memorandum of understanding terminating the de facto license mentioned in the preceding paragraph.

                             ARTICLE 5: RIGHT OF USE

The PARTIES agree that BIOSEPRA shall have

         - the rights associated with the CONTRACT PATENTS for the exclusive use of the CONTRACT PRODUCTS AND SPECIALTIES,

         - for the entire world and for a period of 10 years starting from the date the rights become effective, in accordance with article 4.2 above, renewable with the express agreement of the parties to this contract.

         - and for a use within the SCOPE OF THE CONTRACT.

                              ARTICLE 6: LICENSES

         6.1. BIOSEPRA may grant licenses not only to COMPANIES IN THE BIOSEPRA GROUP but also to independent third parties, provided that in each case BIOSEPRA obtains the prior written consent of AP-HP as to the licensee and the terms of the licensing contract.

In this respect, AP-HP must inform BIOSEPRA of its acceptance or rejection of the licensee as well as the terms of the license according to the following schedule:

         - if the license is granted to a COMPANY IN THE BIOSEPRA GROUP, AP-HP shall have a period of 21 days to respond;

         - if the license is granted to a company other than a COMPANY IN THE BIOSEPRA GROUP, AP-HP shall have a period of 45 days to respond.

In both cases, the period granted to AP-HP to respond shall start as of receipt by AP-HP of the registered letter with acknowledgement of receipt sent by BIOSEPRA notifying AP-HP of the licensing contract and the identity of the proposed licensee.

If AP-HP rejects the proposed licensee or the term of the licensing contract, its rejections must be well-founded and based on objective and valid reasons; AP-HP may not wrongfully reject a licensee without a valid reason.

If AP-HP does not respond within the periods mentioned above, it shall be deemed to have given its approval three business days after receipt of a final notification sent by BIOSEPRA by registered letter with acknowledgement of receipt, if no response is provided to said notification.

         6.2. BIOSEPRA and AP-HP shall decide on any modifications in the terms of the licenses granted under the same terms expressed in item 6.1 above.

         6.3. BIOSEPRA shall provide AP-HP with a copy of each licensing contract entered into or renewed within a period of two months following signature of same by the parties.

         6.4. The licensing contracts shall in all cases contain clauses according to which:

         - ASSISTANCE PUBLIQUE and BIOSEPRA may, jointly or separately, verify the accounting books kept by the licensee as regards the use of the rights granted to the licensee.

         - The licensee shall be bound by the confidentiality obligations as well as by the obligations to use appropriate methods and achieve appropriate results, and specifically as regards these last two items, by the obligations of BIOSEPRA in application of item 1 of article 7 of this contract.

         - The licensee shall be required to notify BIOSEPRA of any improvements developed relating to the CONTRACT PATENTS, which improvements shall automatically benefit the licensee and BIOSEPRA.

         - In the event that any of the CONTRACT PATENTS are declared invalid by final legal decision, the licensee may not claim any compensation, reimbursement, or reduction of sums owed at the time the final legal decision declaring the patent invalid is handed down.

         - The licensee shall notify BIOSEPRA annually of all information and documents necessary for accurate knowledge of the number of sales made, any lump sum payments made, and the sales figures.

                                 ARTICLE 7: USE

         7.1. BIOSEPRA agrees to directly or indirectly use the rights granted to it under the terms of this contract and to take all necessary steps for the most advantageous use of the CONTRACT SPECIALTIES in all countries where CONTRACT PATENTS exists, specifically by means of active business development and effective advertising.

BIOSEPRA agrees not to manufacture and/or distribute products that are likely to compete with the CONTRACT PRODUCTS and/or SPECIALTIES, for the entire duration stipulated in artitle 13 of this contract.

BIOSEPRA agrees to do its best to fill all orders as promptly as possible.

         7.2. BIOSEPRA directly or indirectly uses the rights granted to it under its sole liability, and may not implead AP-HP in the case of litigation.

BIOSEPRA shall perform or cause to be performed by a third party of its choice, at its own expenses or at the expense of the third party selected, all legal registrations and other actions required in the context of the use of the CONTRACT PRODUCTS and SPECIALTIES, specifically the registrations required by various national and supranational patent offices, as well as any actions required by the relevant national or supranational agencies in order to obtain any necessary marketing authorizations.

         7.3. BIOSEPRA agrees that the CONTRACT PRODUCTS shall be manufactured in France, without prejudice to the possibility of manufacturing same in other countries of its choice as well.

BIOSEPRA agrees to take all necessary steps, personally or through its licensees, so that the CONTRACT SPECIALTIES are distributed in France in sufficient quantity to satisfy national demand, under competitive pricing conditions.

Nonperformance of this obligation shall result in withdrawal of the exclusive nature of the right of use granted to BIOSEPRA under the terms of this contract, without prejudice to the possible application of the provisions of article 15 below.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                          ARTICLE 8: FINANCIAL CLAUSES

         8.1. Use Royalties

                  (a) Royalties on the sale of CONTRACT PRODUCTS made by BIOSEPRA to independent third parties:

It is hereby agreed that royalty payments to AP-HP correspond to:

         - [**] of SALES EXCLUDING TAXES realized on sales made in 1994,- [**] of SALES EXCLUDING TAXES realized on sales made in 1995,-[**] of SALES EXCLUDING TAXES realized on sales made in 1996,- [**] of SALES EXCLUDING TAXES realized on sales made in 1997 and in subsequent years;

                  (b) Royalties on the amounts paid to BIOSEPRA by the manufacturer/distributor holding the license mentioned in article 4 of this contract:

It is hereby agreed that AP-HP and BIOSEPRA shall each receive 50% of the royalties received from the manufacturer/distributor.

                  (c) Royalties on the sums paid to BIOSEPRA by independent third parties who receive a license from BIOSEPRA for the manufacture, sale, and/or distribution of the CONTRACT PRODUCTS OR SPECIALTIES:

BIOSEPRA shall pay AP-P one half of the royalties and sums of any nature received from the licensee.

                  (d) Royalties due for the sale and/or distribution to independent third parties of CONTRACT PRODUCTS and/or CONTRACT SPECIALTIES by COMPANIES IN THE BIOSEPRA GROUP:

* CONTRACT PRODUCTS: subject to the provisions of item a) above concerning the sale by BIOSEPRA of CONTRACT PRODUCTS to independent third parties, it is hereby agreed that AP-HP will be paid a royalty of [**] of the cumulative non-group SALES EXCLUDING TAXES realized by the COMPANIES IN THE BIOSEPRA GROUP on the sale and/or distribution of CONTRACT PRODUCTS to independent third parties.

* CONTRACT SPECIALTIES: it is hereby agreed that AP-HP will be paid a royalty of [**] of the cumulative non-group SALES EXCLUDING TAXES realized by the COMPANIES IN THE BIOSEPRA GROUP on the sale and/or distribution of CONTRACT SPECIALTIES to independent third parties.

         8.2. Lump Sum Payments
Any lump sum payments received by BIOSEPRA and the COMPANIES IN THE BIOSEPRA GROUP in the context of the performance of this contract shall be shared in equal parts by

BIOSEPRA and AP-HP, with the exception of payments specifically earmarked for the research, development, and promotion of the CONTRACT PRODUCTS and SPECIALTIES such as those earmarked for obtaining marketing authorizations.

                       ARTICLE 9: ACCOUNTING AND PAYMENTS

         9.1. BIOSEPRA shall keep special accounting books containing all of the information required for an accurate evaluation of the business transactions performed and the sales realized by BIOSEPRA and its licensees, whether said licensees are COMPANIES IN THE BIOSEPRA GROUP or independent third parties.

These special accounting books shall include a detailed journal of the sales of CONTRACT PRODUCTS and CONTRACT SPECIALTIES, supported by the required and generally used documentation. The books shall also record all lump sum payments (import duties, guarantee payments, research and development amortization expenses, etc.) received and/or paid by BIOSEPRA and the licensees, COMPANIES IN THE BIOSEPRA GROUP, or independent third parties, for the assignment of any or all of the rights of use granted to BIOSEPRA under the terms of this contract.

         9.2. These special accounting books as well as the general accounting and analytical accounting items relating thereto shall at all times be available to AP-HP or a representative of same, until the one year after the expiration date of this contract. These special accounting books shall be closed on 31 December of each year.

         9.3. The sums due to AP-HP shall be paid by BIOSEPRA within ninety (90) days of the closing of the accounts, by bank check make out to Monsieur le Tresorier-payeur General de ASSISTANCE PUBLIQUE - HOPITAUX DE PARIS.

Failure to pay said sums within the period stipulated shall result in the application of a penalty of 1% of the total amount of sums owed per month of delay, at the discretion of AP-HP.

Sums owed to ASSISTANCE PUBLIQUE are understood to be excluding taxes, and specifically excluding VAT.

                 ARTICLE 10: OBLIGATION TO PROVIDE INFORMATION

         10.1. BIOSEPRA shall include with each payment to AP-HP the documentation required for an accurate evaluation of the sales made and the sales figures realized.

         10.2. This documentation must include the information required to verify the amount of the sums owed to AP-HP; in this respect, the documentation shall include:

         - the number of sales and the sales figures realized by BIOSEPRA on the sale and/or distribution by BIOSEPRA of the CONTRACT PRODUCTS and/or SPECIALTIES;

         - the royalties received by BIOSEPRA from licensees, whether they are COMPANIES IN THE BIOSEPRA GROUP or independent third parties, with an indication of the royalty rate and base applicable for each of the licenses in question;

         - the number of sales and the sales figures realized by licensees, COMPANIES IN THE BIOSEPRA GROUP, or independent third parties on the sale and/or distribution by same of the CONTRACT PRODUCTS and/or SPECIALTIES;

         - any lump sum payments, (import duties, guarantee payments, research and development amortization expenses, etc.) received and/or paid by BIOSEPRA and the licensees, COMPANIES IN THE BIOSEPRA GROUP, or independent third parties, for the assignment of any or all of the rights granted to BIOSEPRA under the terms of this contract.

         10.3. BIOSEPRA agrees to comply with and respond promptly to any request for additional information made by AP-HP.

                             ARTICLE 11: INVALIDITY

         11.1. AP-HP and BIOSEPRA agree not to contest the validity of the CONTRACT PATENTS.

         11.2. If one of the CONTRACT PATENTS is declared invalid by final legal decision in a given country or territory, and if said declaration of invalidity results in the appearance of new competition on the market in question, AP-HP and BIOSEPRA may meet to reexamine the conditions of commercial use of the CONTRACT PRODUCTS and/or SPECIALTIES by BIOSEPRA and/or the licensees.

AP-HP and BIOSEPRA would meet in the same manner to examine the possible effects of the new market situation on the joint ownership principles decided on in this contract, and to make any necessary changes thereto.

                            ARTICLE 12: INFRINGEMENT

         12.1. The PARTIES agree to inform one another promptly if they learn of any case of infringement by a third party of the rights conferred by the CONTRACT PATENTS.

The PARTIES will work together to define the best strategy in this case.

         12.2. If legal action becomes necessary, it will be initiated either by both PARTIES, jointly or by mutual representation, or by one of the PARTIES alone. The costs associated with such action would be shared equally by the PARTIES, or paid only by the PARTY acting alone. The same would apply for any order to pay compensatory damages handed down against the defendant by the court, which indemnification would be shared equally by the PARTIES or attributed only to the PARTY who brought the action.

         12.3. Because BIOSEPRA holds the exclusive right of use associated with the CONTRACT PATENTS, in accordance with the terms of articles 4, 5, and 6 of this contract, BIOSEPRA shall be liable for any action for infringement brought against it by a third party within the SCOPE OF THE CONTRACT. If such action is brought, AP-HP shall provide its assistance to BIOSEPRA.

         12.4. The PARTIES agree to provide one another with all documents, authorizations, and signatures that they may need for performing any of the aforementioned actions.

                              ARTICLE 13: DURATION

This contract takes effect retroactively as of 29 May 1991.

Subject to the provisions of article 15 below, this contract shall run for the entire duration of the CONTRACT PATENTS or as long as the CONTRACT PRODUCTS and/or SPECIALTIES are being marketed and sold.

        ARTICLE 14: TRANSFER OF OWNERSHIP / RELINQUISHMENT OR OWNERSHIP

         14.1. Each PARTY may at any time sell its share of the CONTRACT PATENTS to a third party with the consent of the other PARTY, which latter also has a right of first refusal for a period of three months starting from notification of the plan to sell by the selling PARTY.

If the right of first refusal is exercised, but AP-HP and BIOSEPRA cannot agree on a selling price, the PARTIES shall, by mutual agreement, choose an expert registered on the list of experts with the Appeals Court, who will propose a price. If the PARTIES cannot agree on the choice of an expert, an expert will be appointed by the President of the District Court of Paris at the request of either PARTY.

If there is still a disagreement as to the selling price, the price will be set by the District Court of Paris; if the other joint owner does not accept the price set, or does not present to the selling joint owner a third party purchaser who accepts said price, the selling joint owner may sell its share to a third party under financial conditions that may not be less than those set by the Court.

The new joint owner who purchases the share of ownership of the selling PARTY shall be required to comply with all of the conditions of this joint ownership contract.

         14.2. If for any reason one of the PARTIES to this contract decides to relinquish its share of joint ownership of any or all of the CONTRACT PATENTS, it must inform the other PARTY within a reasonable period; said other PARTY will automatically become full owner of the share of ownership for the patents in question, without compensation or indemnity.

         14.3. The joint owner that is selling or relinquishing its share of joint ownership shall be released from all obligations with respect to the other joint owner, once the sale or relinquishment is recorded on the national and supranational patent registers.

                            ARTICLE 15: TERMINATION

         15.1. This contract shall be automatically terminated in the case of the court-ordered liquidation of BIOSEPRA ordered by the Commercial Court in application of the law of 25 January 1985, as well as in the case of cessation of business, dissolution, or voluntary liquidation of BIOSEPRA.

This contract shall not terminate in the case of a transfer of BIOSEPRA's business activities to another company planning to continue BIOSEPRA's business activities, subject to the agreement of AP-HP as to the identity of the transferee. The company taking over the rights of BIOSEPRA shall be required to assume all of the rights and obligations of BIOSEPRA under the terms of this contract.

         15.2. This contract shall be terminated automatically by one of the PARTIES in the case of nonperformance by the other PARTY of one or more of its obligations under the terms of this contract.

This termination will not become effective until three months after receipt by the defaulting PARTY of a registered letter with acknowledgement of receipt from the PARTY making the claim, stating the reasons for the claim, unless during this period, the defaulting PARTY performs its obligations or provides proof of circumstances beyond its control preventing performance thereof.

The exercise of this termination option does not release the defaulting party from its obligation to perform the obligations contracted until the effective date of the termination, without prejudice to payment of compensation for losses incurred by the complaining PARTY due to the early termination of the contract.

Starting as of the effective date of the termination, the joint ownership by the PARTIES and specifically the ability of the PARTIES to use or grant licenses shall be governed by the legal system imposed by article L.613-29 of the Intellectual Property Code.

                           ARTICLE 16: NOTIFICATIONS

All letters, communications, or notifications whatsoever sent in application of this contract or regarding same, must, under penalty of inadmissibility and without prejudice to compliance with the conditions of legal, usual, or conventional form agreed on by the PARTIES, be sent to the following people:

FOR AP-HP:
Madame la Delegue a la Recherche Clinique,
Or: Madame la Chargee de la Mission de la Valorisation Industrielle Direction de la Politique Medicale
AP-HP, 3, avenue Victoria
751000 PARIS RP

FOR BIOSEPRA:
Madame le Directeur General
BIOSEPRA S.A.  35, avenue Jean-Jaures
92395 VILLENEUVE LA GARENNE

                ARTICLE 17: CONTRACT LAW - DISPUTES - LITIGATION

         17.1. This contract is subject to French law both as regards the formation and the interpretation and performance thereof.

This contract constitutes the entire agreement between the PARTIES and replaces and renders void all written or verbal commitments made prior to the signature of this contract by the PARTIES.

Any modification of or addition to the content of this contract must be drawn up as a rider between the PARTIES in due form.

         17.2. The PARTIES will make every effort to reach an amicable resolution of any disputes arising from the interpretation or performance of the clauses of this contract.

In the event of persistent disagreement, the Courts and Tribunals of Paris shall have jurisdiction.

Drawn up in Paris,
on 5 January 1998
In four originals.

For BIOSEPRA                                    For L'ASSISTANCE PUBLIQUE
                                                HOPITAUX DE PARIS

[signature]

J.M. Vogel                                      Dominique Laurent
Chief Executive Officer                         Director of Medical Policy

[signature]

T. Bourdy                                       [signature]
Executive Director

Approved by the Financial Controller
For AP-HP 29 Dec [year illegible]
[signature]
Mr. Potier de Courcy

--------------------------------------------------------------------------------
             RIDER TO THE JOINT OWNERSHIP CONTRACT OF 5 JANUARY 1998
--------------------------------------------------------------------------------

BETWEEN

L'Assistance Publique-Hopitaux de Paris, Public Institution with headquarters at 3 Avenue Victoria 75004 Paris, RP, represented for the purposes of this rider, by delegation of its Executive Director, by Dominique Laurent, Director of Medical Policy, hereinafter referred to as "AP-HP."

AND

Biosepra S.A., Corporation with headquarters at 48 Avenue des Genottes 95800 Cergy-Saint-Christophe, represented for the purposes of this document by its Executive Director, Therese Bourdy, hereinafter referred to as "BIOSEPRA."

AND

Biosphere Medical S.A., Corporation with headquarters in the Industrial Zone of Louvres, voie 2, 95380 Louvres, represented for the purposes of this document by its Executive Director, Marie-Paule Leroy-Landercy, hereinafter referred to as "BIOSPHERE."

PREAMIBLE

Article 1 of the joint ownership contract signed on 5 January 1998 between AP-HP and BIOSEPRA defined the principles of joint ownership of the patents covered in the contract, as well as the rights and obligations of each of the parties, in the context of the commercial use of these patents.

BIOSEPRA decided to transfer its share of ownership to BIOSPHERE. In accordance with article 14-1 of the agreement of January 1999:

         - BIOSEPRA informed AP-HP on 22 January 1999 of this decision to transfer.

         - AP-HP was given a period of three months to exercise its right of first refusal

         - AP-HP informed BIOSEPRA on 1 April 1999 that it waived its right of first refusal for Biosepra's share of ownership and agrees to the transfer to BIOSPHERE.

         - Biosepra's share of ownership was transferred to BIOSPHERE on 13 April 1999 by means of a notarized document (appendix 1).

Copy certified true to the original.
10 February 2000
[signature]
Therese Bourdy, Executive Director

IT WAS PREVIOUSLY STATED AS FOLLOWS:

Article 1
In the text of the aforementioned agreement, the name BIOSEPRA will be replaced by the name BIOSPHERE in the body of the contract.

Article 2
BIOSPHERE agrees to undertake all of the conditions of the joint ownership contract.

Article 3
BIOSPHERE agrees to pay all sums owed to AP-HP on sales made since 1 January
1999.

Article 5 [sic]
This rider is drawn up in 4 copies, each considered an original, one for each of the parties and one to be recorded with the INPI.

Drawn up in [blank] on 6 December 1999
(four copies)


L'Assistance Publique-                Biosepra S.A.          Biosphere Medical S.A.
Hopitaux de Paris,
Executive Director                    Executive Director     Executive Director
And by delegation
Director of Medical Policy
[signature]                           [signature]            [signature]
Dominique Laurent                     Therese Bourdy         Marie-Paule Leroy Landercy


Approval of the Financial Controller
[signature]
Francois Potier De Courcy
12 November 1999